EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-190459), and Form S-8 (Nos. 333-175139, 333-164507, 333-164494, 333-164302, 333-157664, 333-149901, 333-132949, and 333-206294) of Live Nation Entertainment, Inc., of our reports dated June 16, 2017 and June 21, 2016 relating to the financial statements of Venta de Boletos por Computadora, S.A. de C.V., which appear in this Form 10-K.

PricewaterhouseCoopers S.C.
/s/ Arturo Martinez Mojica
Arturo Martinez Mojica
Mexico City, Mexico
June 16, 2017